Exhibit 99.1

Contacts:
John W. Smolak	Scott M. Tsujita
EVP, CFO & Chief Administrative Officer	SVP Finance, Treasury & Investor Relations
Hypercom Corporation	Hypercom Corporation
Phone: 602-504-4750	Phone: 602-504-5161
Email: jsmolak@hypercom.com	Email: stsujita@hypercom.com

HYPERCOM CORPORATION
ANNOUNCES REVISED FULL YEAR 2004 GUIDANCE

PHOENIX, December 20, 2004-Hypercom Corporation (NYSE: HYC), a leading global provider of electronic payment solutions, today announced revised annual guidance for the year ending December 31, 2004.

The Company announced that it is confirming previous guidance for full year 2004 revenues of $254-260 million but reducing its expectation of full year income from continuing operations from $21.0-22.4 million to $13.4-16.5 million, exclusive of reserves for a former contract with the Brazilian Health Ministry. The Company attributed the lower 2004 income from continuing operations forecast to shortfalls in anticipated fourth quarter performance including the following:

•	Lower than anticipated gross margin percentage resulting in a $1.7-1.9 million decrease in gross profit at the high end of the revenue range; a $4.1-4.3 million decrease at the lower end. The lower gross margin percentage is primarily attributed to:

•	A change in anticipated product mix. The impact of lower gross margins related to high volume processor contracts and quick service restaurant (QSR) contracts is now expected to be more significant in the fourth quarter than previously forecast,

•	Increased global price competition and a regional shift in revenue to those regions with lower average gross margins,

•	The adverse impact of foreign currency translation on Swedish Krona denominated manufacturing expenses included in consolidated cost of sales.

•	Additional operating expenses of approximately $2.8-3.3 million of which:

•	$1.0 million of additional cost for work relating to Sarbanes-Oxley 404 compliance,

•	$0.4-0.6 million related to the adverse impact that the devaluation of the U.S. dollar has had on the translation of foreign currency denominated operating expenses,

•	$0.4 million related to additional research and development expenses required in support of new security standards for unattended (outdoor) terminals and new market certifications,

•	$1.0-1.3 million of additional selling expense principally related to accelerating expansion into certain markets in response to 2005 market opportunities, as well as pre-selling costs related to longer sales cycle multi-lane contracts.

“The change in 2004 guidance reflects an anticipated change in the Company’s fourth quarter product mix to reflect a lower average gross profit percentage as a result of increased revenues related to volume/price driven contracts within the processor, QSR, and multi-lane industry segments” stated CEO Chris Alexander. “The change in operating income guidance also reflects recent additional and unanticipated operating expenses related to Sarbanes-Oxley compliance, selling costs in response to future market opportunities, and the adverse impact that the devaluation of the U.S. dollar has had on the translation of foreign currency denominated expenses.”

The Company also has revised its 2004 adjusted EBITDA from continuing operations guidance from $29.5-30.9 million to a range of $21.9-25.0 million reflecting the issues noted above.

2004 Guidance

Reflecting a longer-term perspective, the Company only provides guidance on a full year basis. Current guidance for net revenue, income from continuing operations, and adjusted EBITDA from continuing operations, is presented with, and without the 2004 reserve adjustments for the Brazilian Health Ministry contract for comparative purposes, and is as follows:

	Revised	Revised
	2004 Guidance	2004 Guidance
	Including Brazil	Excluding Brazil
	Reserves	Reserves	2003
Net Revenue	$254.0 - 260.0 mm	$254.0 - 260.0 mm	$231.5 mm

Income from Continuing Ops	$1.4 - 4.5 mm	$13.4 - 16.5 mm	$13.0 mm
Depreciation & Amortization	$8.5 - 8.5 mm	$8.5 - 8.5 mm	$8.8 mm

Adjusted EBITDA from Continuing Ops*	$9.9 - 13.0 mm	$21.9 - 25.0 mm	$21.8 mm

*See disclosure regarding non-GAAP financial measures in attached Note A.

Forward guidance is predicated on a stable worldwide economy.

We provide the non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core financial performance. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures enterprise performance using non-GAAP financial measures such as adjusted EBITDA from continuing operations that is disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. Management believes that this non-GAAP information allows for additional transparency and management in its financial and operational decisions uses such information. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. This information is not in accordance with, or an alternative for, information prepared using generally accepted accounting principles in the United States. It excludes items, such as special charges that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. The non-GAAP information we provide is specific to Hypercom Corporation and is not designed to have any relationship to the non-GAAP information provided by other companies.

Hypercom’s conference call to discuss the revised estimates for the year ending December 31, 2004 will be held Monday, December 20, 2004 at 8:30 a.m. EST (6:30 a.m. Phoenix time). The dial-in number is 1-888-550-9982 for North American callers and +1-484-630-2626 for international callers. For access to this call, participants will be required to identify the call host, Scott Tsujita, and the access code, “Earnings.” A replay of the conference call will be available approximately one hour after the conclusion of the live call. The replay number for North America is 1-888-566-0435. The number for international callers is +1-402-998-0605. No access code is required.

The quarterly conference call to discuss the full financial results for the period ended December 31, 2004, is expected to be held on Wednesday, February 23, 2004, at 6 p.m. EST (4 p.m. Phoenix time). The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available after the call has concluded in the investor relations section under “audio.archive.”

About Hypercom (www.hypercom.com)
Celebrating 26 years of technological excellence, innovation, and leadership, Hypercom is a leading global provider of electronic payment solutions that add value at point-of-sale transactions for consumers, merchants, and acquirers, and yield increased profitability for its customers.

Widely recognized as the payment technology innovator, Hypercom delivers comprehensive card payment terminal, network and server solutions that help merchants and financial institutions generate revenues and increased profits.

Headquartered in Phoenix, Arizona, Hypercom’s card payment terminal, network, and server solutions are leading the transformation of electronic payments in more than 100 countries.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks related to our indebtedness and compliance with restrictions and financial covenants in our loan agreements; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; risks related to compliance with the internal controls requirements of the Sarbanes-Oxley Act; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information, since Hypercom will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

The Company does not endorse any projections regarding future performance that may be made by third parties.

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Hypercom is a registered trademark of Hypercom Corporation.

NOTE A.

Non-GAAP Financial Measures:
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA from continuing operations is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to investors. The Company defines adjusted EBITDA from continuing operations as income from continuing operations adjusted to exclude depreciation and amortization. Adjusted EBITDA from continuing operations does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. Adjusted EBITDA from continuing operations should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.